UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 10, 2011

MCAFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31216	77-0316593

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2821 Mission College Boulevard
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 10, 2011, Jonathan Chadwick, McAfee, Inc.’s (“McAfee”) Chief Financial Officer, notified McAfee of his intention to leave McAfee to pursue another opportunity. Mr. Chadwick has agreed to continue working with McAfee to insure a smooth transition. McAfee has initiated a search for a new chief financial officer. Dave DeWalt, McAfee’s President, will assume the duties of acting chief financial officer until a new chief financial officer is named.
As disclosed in McAfee’s Current Report on Form 8-K filed February 28, 2011, on February 28, 2011, pursuant to the terms of an Agreement and Plan of Merger among Intel Corporation (“Intel”), Jefferson Acquisition Corporation, a wholly owned subsidiary of Intel (“Merger Sub”), and McAfee, Intel completed its acquisition of McAfee via the merger of Merger Sub with and into McAfee, with McAfee continuing as the surviving company in the merger and becoming a wholly owned subsidiary of Intel. McAfee will continue to be obligated to file reports on Form 8-K until that obligation is suspended in connection with the removal of its common stock from listing and registration with the New York Stock Exchange and the deregistration of its common stock under applicable provision of the Securities Exchange Act of 1934, and suspension of the obligation to file reports on Form 8-K is anticipated to occur by March 14, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
By:	/s/ Mark Cochran
	Name:	Mark Cochran
	Title:	Executive Vice President and Chief Legal Officer/General Counsel

Date: March 11, 2011